                                                                     EXHIBIT 1.1

                          PHONETEL TECHNOLOGIES, INC.

                                  COMMON STOCK

                            ------------------------

                             UNDERWRITING AGREEMENT

                               December 12, 1996
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                          PHONETEL TECHNOLOGIES, INC.

                                  COMMON STOCK

                            ------------------------

                             UNDERWRITING AGREEMENT

                            ------------------------

                                                               December 12, 1996

Southcoast Capital Corporation,
  As the Representative of the Several
  Underwriters named in Schedule I hereto
c/o Southcoast Capital Corporation
277 Park Avenue
New York, New York 10172

Ladies and Gentlemen:

     PhoneTel Technologies, Inc., an Ohio corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") for whom Southcoast Capital Corporation is acting as representative (the "Representative"), 6,250,000 shares and, at the election of the Underwriters pursuant to the option granted by the Company to cover over-allotments described in Section 2 hereof, up to 937,500 additional shares of Common Stock, par value $0.01 per share ("Common Stock"), of the Company, and the stockholders of the Company named in
Schedule II hereto (the "Selling Stockholders") propose, subject to the terms and conditions stated herein, to sell to the Underwriters an aggregate of shares of Common Stock. The aggregate of 6,750,000 shares of Common Stock to be sold by the Company and the Selling Stockholders is herein called the "Firm Shares," and the up to 937,500 additional shares of Common Stock to be sold by the Company is herein called the "Optional Shares." The Firm Shares and the Optional Shares which the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the "Shares."

     The Company is a party to that certain Agreement and Plan of Merger, dated as of November 21, 1996, with Cherokee Communications, Inc. ("Cherokee"), PhoneTel CCI, Inc. and all of the shareholders of Cherokee (the "Cherokee Agreement"). The issuance and sale of the Shares is not conditioned upon the completion of the Cherokee Acquisitions. By separate prospectus, the Company is
also offering $110,000,000 million of     % Senior Notes due 2006 (the "Company
Debt Offering"). References to "the transactions contemplated by this Agreement" exclude the Pending Acquisitions and the Company Debt Offering.

     1. (a) The Company represents and warrants to, and agrees with, each of the Underwriters and each Selling Stockholder that:

        (i) A registration statement on Form SB-2 (File No. 333-13767) in respect of the Firm Shares and Optional Shares has been filed with the Securities and Exchange Commission (the "Commission"); each of such registration statement, as amended, and any post-effective amendment thereto, each in the form heretofore delivered to the Representative and each Selling Stockholder, has been declared effective by the Commission in such form; no other document with respect to such registration statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission (any preliminary prospectus included in such registration statement or any pre-effective amendment thereto or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Securities Act of 1933, as amended (the "Act"), being hereinafter called a "Preliminary Prospectus"; the various parts of such registration statement, including all financial statements and exhibits thereto and, if applicable, including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the registration statement at the time it was declared effective, each as amended at the time such part of the registration statement became effective, being hereinafter called the "Registration Statement"; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act or, if no such filing is required to be made, in the form included in the Registration Statement at the time of effectiveness, being hereinafter called the "Prospectus");

        (ii) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied, when so filed, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by (1) an Underwriter through the Representative expressly for use therein or (2) a Selling Stockholder expressly for use in the preparation of the information required to be presented therein pursuant to Form SB-2;

        (iii) The financial statements, and the related notes thereto, included in the Registration Statement and the Prospectus present fairly the consolidated financial position of (1) the Company and its Subsidiaries (as defined herein), (2) each of the Acquired Companies (as defined below) for whom financial statements are included, and (3) to the Company's knowledge after due inquiry, Cherokee, and the results of their respective operations and the changes in their respective consolidated cash flows as of the dates and for the periods indicated, and said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved; the "Acquired Companies" are (A) Paramount Communications Systems, Inc. ("Paramount"), (B) International Pay Phones, Inc. (South Carolina) ("IPP-SC"), (C) International Payphones, Inc. (Tennessee) ("IPP-TN"), (D) Payphones of America, Inc. ("POA"), and (E) Amtel Communications, Inc. and Combined Companies (Debtor-in-Possession) ("Amtel"). The summary and selected financial and related statistical data included in the Registration Statement and the Prospectus present fairly the information shown therein and have been prepared and compiled on a basis consistent with the audited financial statements included therein;

        (iv) The pro forma financial statements (including the footnotes thereto) and the other pro forma financial information included in the Prospectus and Registration Statement (1) comply as to form in all material respects with the applicable requirements of Item 310 of Regulation S-B under the Act; (2) have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and include adjustments which give effect to events that are (A) directly attributable to the transactions referred to therein, (B) expected to have a continuing impact on the Company, and (C) factually supportable; and (3) have been computed on the bases described therein; the assumptions used in the preparation of the pro forma financial statements and other pro forma financial information included in the Prospectus and Registration Statement are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein;

        (v) The Registration Statement complies, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will comply, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable date of the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus and any amendment or supplement thereto, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by (1) an Underwriter through the Representative expressly for use therein, or (2) a Selling Stockholder for use in the preparation of the information to be presented therein pursuant to Form SB-2;

        (vi) Neither the Company nor any Subsidiary (as defined herein) of the Company has (i) taken, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale or resale of the Shares or
     (ii) since the filing of the Registration Statement (1) sold, bid for, purchased or paid anyone any compensation for soliciting purchases of the Shares or (2) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company, except as contemplated by this Agreement or the Underwriting Agreement with respect to the Company Debt Offering.

        (vii) All offers and sales of securities of the Company prior to the date hereof were at all relevant times duly registered under the Act or exempt from the registration requirements of the Act, and were duly registered or the subject of an available exemption from the registration requirements of the applicable state securities or blue sky laws;

        (viii) Neither the Company nor any of its subsidiaries listed on
     Schedule III ("Subsidiary" or "Subsidiaries") has sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, that is material to the general affairs, management, financial position, stockholders' equity or results of operations of the Company and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the capital stock, warrants or options (other than issuances of stock upon the exercise of stock options or warrants which were outstanding on the date of the latest balance sheet included in the Prospectus which in the aggregate are less than 2% of the outstanding Common Stock), short-term debt or long-term debt of the Company or any Subsidiary or any material adverse change, or any development reasonably likely to become a material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and Subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Prospectus;

        (ix) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as disclosed therein,
     (1) there have been no transactions entered into by the Company or by any of the Subsidiaries, other than in the ordinary course of business, which are material to the Company and the Subsidiaries, taken as a whole; and (2) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock;

        (x) The Company, its Subsidiaries and, to the best of the Company's knowledge after due inquiry, Cherokee [and Texas Coinphone] each have good and marketable title in fee simple or, in jurisdictions outside of the United States, the substantive equivalent thereto, to all items of real property and good and marketable title to all assets owned by them that is material to the business of the Company and the Subsidiaries, taken as a whole, as currently conducted or proposed to be conducted upon consummation of the Pending Acquisitions, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company, its Subsidiaries, Cherokee and Texas Coinphone after their acquisition; and any real property and buildings held under lease by the Company, its Subsidiaries and, to the best of the Company's knowledge after due inquiry, Cherokee [and Texas Coinphone] that are material to the business of the Company and its Subsidiaries, taken as a whole, as currently conducted or as proposed to be conducted upon consummation of the Pending Acquisitions, are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere materially with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries;

        (xi) The Company and each of its Subsidiaries have been duly incorporated and are validly existing as a corporation in good standing under the respective states of their incorporation, with power and authority (corporate and other) to own, lease or operate their respective properties and conduct their respective businesses as described in the Prospectus, and they have been duly qualified as a foreign corporation for the transaction of business and are in good standing under the laws of each other jurisdiction in which they own or lease properties or conduct any business, so as to require such qualification, except where the failure to be so qualified or be in good standing would not have a Material Adverse Effect (as defined herein);

        (xii) The Company has an authorized capitalization as set forth in the Prospectus under the column entitled "Actual" under the heading entitled "Capitalization," and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus under the heading "Description of Capital Stock;" except as described in the Prospectus, there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments exercisable or convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company, any such convertible or exchangeable securities or any such rights, warrants or options; and all of the outstanding shares of capital stock of each Subsidiary of the Company have been duly and validly authorized and issued, and are fully paid and non-assessable and (except for directors' qualifying shares) are beneficially owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or adverse claims, except for such liens, encumbrances, equities or adverse claims created pursuant to the Credit Agreement (as defined in the Prospectus) and related loan documents;

        (xiii) The unissued Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and nonassessable and will conform to the description of the Common Stock contained in the Prospectus;

        (xiv) The issue and sale of the Firm Shares and Optional Shares by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein and therein contemplated (A) will not result in any violation of the provisions of the Articles of Incorporation or the By-laws of the Company or any shareholders' agreements, (B) except as would not have a Material Adverse Effect (as defined herein), will not conflict with nor result in a breach or violation of any of the terms or provisions of, nor constitute a default under, any shareholder agreement, indenture, mortgage, deed of trust, loan agreement, sale/leaseback agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of the property or assets of the Company or any Subsidiary is subject, or (C) except as would not have a Material Adverse Effect and, with respect to the issuance and sale of the Firm Shares and Optional Shares by the Company, assuming compliance with the Act and all applicable state securities or "Blue Sky" laws, any statute or any order, rule, or regulation of any court or government agency or body having jurisdiction over the Company or any Subsidiary or any of their properties, including, but not limited to, the Federal Communications Commission ("FCC") and comparable or additional state regulatory agencies or bodies with jurisdiction over telecommunications matters or permits or authorizations in the states in which the Company and any of its Subsidiaries operates or provides telecommunications services (the "State Regulatory Agencies"); and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body, including, but not limited to, the FCC or any State Regulatory Agency, is required for the issue and sale of the Shares being sold by the Company or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Act of the Shares and such consents, approvals, authorizations, registrations, or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters or by the rules and regulations of the National Association of Securities Dealers, Inc. or which may have become applicable to the Company as a result of the Underwriters' involvement in this Agreement;

        (xv) Other than as set forth or contemplated in the Prospectus, there are no legal or governmental proceedings pending or, to the Company's best knowledge, threatened, including, but not limited to, any litigation, inquiry, or investigation to which the Company or its Subsidiaries or, to the best of the Company's knowledge after due inquiry, Cherokee [or Texas Coinphone] is a party or of which any property, certification, consent, approval, license, Permit or Authorization (as defined in this Agreement) of the Company, its Subsidiaries, Cherokee [or Texas Coinphone] is the subject which are required to be described in the Registration Statement or Prospectus, or which, if determined adversely to the Company or its Subsidiaries, would individually or in the aggregate have a material adverse effect on the consolidated financial position, shareholders' equity or results of operations of the Company and its Subsidiaries taken as a whole (a "Material Adverse Effect");

        (xvi) Price Waterhouse LLP, whose reports on the audited financial statements of the Company and its Subsidiaries as of December 31, 1994 and 1995 and for the three years ended December 31, 1995 and the audited financial statements of Paramount as of December 31, 1995 and for the year then ended are included in the Registration Statement and the Prospectus, are independent accountants with respect to the Company and its Subsidiaries and Paramount, as required by the Act; KPMG Peat Marwick LLP, whose report on the audited financial statements of Paramount as of December 31, 1994 and for the year then ended is included in the Registration Statement and Prospectus, are independent public accountants with respect to Paramount, as required by the Act; Miller Sherrill Blake CPA PA, whose report on the audited financial statements of IPP-SC as of December 31, 1994 and 1995 and for the two years ended December 31, 1995, is included in the Registration Statement and Prospectus, are independent accountants with respect to IPP-SC, as required by the Act; Ernest M. Sewell, CPA, whose report on the audited financial statements of IPP-TN as of December 31, 1994 and 1995 and for the two years ended December 31, 1995, is included in the Registration Statement and Prospectus, is an independent accountant with respect to IPP-TN, as required by the Act; Kerber, Eck & Braeckel LLP, whose report on the audited financial statements of POA as of December 31, 1994 and 1995 and for the two years ended December 31, 1995, is included in the Registration Statement and Prospectus, are independent accounts with respect to POA, as required by the Act; Harlan & Boettger, CPAs, whose report on the audited financial statements of Amtel as of December 31, 1994 and 1995 and for the two years ended December 31, 1995, is included in the Registration Statement and Prospectus, are independent accountants with respect to Amtel, as required by the Act; and, to the knowledge of the Company after due inquiry, Deloitte & Touche LLP, whose report on the audited financial statements of Cherokee as of September 30, 1994 and 1995 and for the three years ended September 30, 1995, is included in the Registration Statement and Prospectus, are independent accountants with respect to Cherokee, as required by the Act;

        (xvii) The Company makes and keeps accurate books and records reflecting its assets and maintains internal accounting controls which provide reasonable assurance that (1) transactions are executed in accordance with management's authorization, (2) transactions are recorded as necessary to permit preparation of the Company's consolidated financial statements in accordance with generally accepted accounting principles and to maintain accountability for the assets of the Company, (3) access to the assets of the Company is permitted only in accordance with management's authorization, and (4) the recorded accountability for assets of the Company is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

        (xviii) To the best of the Company's knowledge after due inquiry, Cherokee has duly authorized, executed and delivered the Cherokee Agreement and such agreement is a legal, valid and binding agreement of Cherokee; [to the best of the Company's knowledge after due inquiry, Texas Coinphone has duly executed and delivered the Texas Coinphone Agreement and such agreement is a legal, valid and binding agreement of Texas Coinphone;]

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

        (xix) Each of the Company, its Subsidiaries, and, to the best of the Company's knowledge after due inquiry, Cherokee [and Texas Coinphone] have obtained all certificates, consents, exemptions, orders, permits, licenses, authorizations or other approvals (each, an "Authorization") of and from, and have made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, including, but not limited to, the FCC and the State Regulatory Agencies, necessary or required to own, lease, license and use their properties and assets and to conduct their businesses as currently conducted in the manner described in the Prospectus, and all such Authorizations are in full force and effect, except in each case as otherwise disclosed in the Registration Statement or where the failure to obtain such Authorizations or to make all declarations and filings would not, individually or in the aggregate, have a Material Adverse Effect or, with respect to the operations of Cherokee [and Texas Coinphone], where such Authorizations are not required to be obtained prior to the closing of the acquisition by the Company of Cherokee [or Texas Coinphone, as the case may be], and none of the Company, its Subsidiaries, and, to the best of the Company's knowledge after due inquiry, Cherokee [or Texas Coinphone] has received any notice relating to revocation or modification of any such Authorization, except where such revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect;

        (xx) No person has the right to require the Company to register any securities for offering and sale under the Act by reason of the filing of the Registration Statement with the Commission or the issue and sale of the Shares, except as disclosed in the Registration Statement and Prospectus, by reason of the filing of the Registration Statement;

        (xxi) Neither the Company nor any of its Subsidiaries is (1) in violation of its Articles of Incorporation (or other applicable charter document) or By-laws, (2) in violation of any statute, judgment, decree, order, rule, or regulation applicable to any of them or any of their respective properties or assets (including, without limitation, the Communications Act of 1934, as amended (the "Communications Act"), the Telecommunications Act of 1996 (the "Telecommunications Act"), the rules and regulations of the FCC under each of the foregoing and the rules and regulations of any State Regulatory Agency), except for any such violation which would not individually or in the aggregate have a Material Adverse Effect.

        (xxii) There are no employment or labor disputes or negotiations with employees of the Company which could have, individually or in the aggregate, a Material Adverse Effect;

        (xxiii) The Company is in compliance with, and not subject to any liability under, all applicable federal, state, local and foreign laws, all applicable federal, state, local and foreign laws, regulations, rules, codes, ordinances, directives, and orders relating to pollution or to protection of public or employee health or safety or to the environment, including, without limitation, those that relate to any Hazardous Material (as hereinafter defined) ("Environmental Laws"), except, in each case, where noncompliance or liability, individually or in the aggregate, would not have a Material Adverse Effect. The term "Hazardous Material" means any pollutant, contaminant or waste, or any hazardous, dangerous, or toxic chemical, material, waste, substance or constituent subject to regulation under any Environmental Law;

        (xxiv) This Agreement has been duly authorized, executed and delivered by the Company;

        (xxv) The Company has not done, and is not presently doing, business with the government of Cuba or with any person or any affiliate located in Cuba;

        (xxvi) The Common Stock is listed on the American Stock Exchange;

        (xxvii) The Company owns or legally possesses the patents, patent licenses, trademarks, service marks, trade names, copyrights and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) (collectively, the "Intellectual Property") employed by it in connection with the business conducted by it as of the date hereof, except to the extent that the failure to own or legally possess any such Intellectual Property would not have, individually or in the aggregate, a Material Adverse Effect, and to the best knowledge of the Company after due inquiry, the Company has not received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property;

        (xxviii) The Company has no liability for any prohibited transaction or funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to which the Company ever has made a contribution and in which any employee of the Company has ever been a participant. The Company does not participate in or make contributions to any pension, profit sharing or other plan which is subject to ERISA;

        (xxix) The Company has filed all necessary federal, state, local and foreign income and franchise tax returns, and has paid all taxes shown as due thereon, except where the failure to file such returns or pay such taxes would not have a Material

     Adverse Effect; there is no tax deficiency that has been asserted against the Company that would have a Material Adverse Effect; and

        (xxx) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" or a company "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940.

     (b) Each of the Selling Stockholders severally and not jointly represents and warrants to, and agrees with, each of the Underwriters and the Company that:

        (i) All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement and for the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder, have been obtained; and such Selling Stockholder has the power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder;

        (ii) The sale of the Shares to be sold by such Selling Stockholder hereunder and the compliance by such Selling Stockholder with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with in any material respect or result in a material breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, nor will such action result in any material violation of the provisions of the Articles of Incorporation or By-laws of such Selling Stockholder if such Selling Stockholder is a corporation, or the partnership agreement of such Selling Stockholder if such Selling Stockholder is a partnership, or any statute applicable to such Selling Stockholder or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or the property of such Selling Stockholder; provided, however, that such Selling Stockholder makes no representation or warranty regarding compliance by the Company and the Underwriters with the requirements of the Act, the Exchange Act, the rules and regulations of the Commission and applicable state securities or Blue Sky laws with respect to the transactions contemplated hereby;

        (iii) Such Selling Stockholder has and, immediately prior to the First Time of Delivery (as defined in Section 4 hereof) will have, good and marketable title to the Shares to be sold at the First Time of Delivery by such Selling Stockholder hereunder, free and clear of all liens, encumbrances, equities and adverse claims and, upon delivery of such Shares and payment therefor pursuant hereto, the Underwriters will acquire such Shares, free and clear of all liens, encumbrances, equities or adverse claims (other than those created by the Underwriters);

        (iv) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares; and

        (v) Statements made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein did not, at the time such document became effective or was filed with the Commission, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

     In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, each of the Selling Stockholders agrees to deliver to the Representative prior to or at the First Time of Delivery (as hereinafter defined) a properly completed and executed United States Treasury Department Form W-9 (or Form W-8 if applicable, or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

     (c) ING (U.S.) Investment Corporation ("ING") and Cerberus Partners, L.P. ("Cerberus") agree, severally and not jointly, not to, directly or indirectly, offer, sell, contract to sell or otherwise transfer or dispose of any shares of Common Stock (other than the number of shares of Common Stock equal to the difference between 250,000 and the number of shares of Common Stock such Selling Stockholder sells to the Underwriters pursuant to this Agreement, which may be sold by each such Selling Stockholder 45 days after the effective date of the Registration Statement) or securities exercisable, convertible or exchangeable into Common Stock, without the consent of the Representative, except as follows:
(i) up to 900,000 shares in the aggregate may be transferred, sold or otherwise disposed of by each of ING and Cerberus during the period commencing on the 181st day following the effective date of the Registration Statement (the "Effective Date") and ending on the 270th day following the Effective Date and
(ii) up to 1,150,000 shares in the aggregate (including any shares sold pursuant to clause (i) above) may be transferred, sold or otherwise disposed of by each of ING and Cerberus during the period commencing on the 271st day following the Effective Date and ending on the 360th day following the Effective Date. Thereafter, ING and Cerberus may transfer, sell or otherwise dispose of any of their shares of Common Stock in accordance with applicable securities laws.

     2. Subject to the terms and conditions herein set forth, (a) the Company and each of the Selling Stockholders agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and each of the Selling Stockholders,
at a purchase price per share of $          , the number of Firm Shares (to be
adjusted by the Representative so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by the Company and each of the Selling Stockholders as set forth opposite their respective names in
Schedule II hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all the Underwriters from the Company and all the Selling Stockholders hereunder and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by the Representative so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of the Optional Shares which all of the Underwriters are entitled to purchase hereunder.

     The Company hereby grants to the Underwriters the right to purchase at their election the Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering overallotments in the sale of the Firm Shares. Any such election to purchase Optional Shares may be exercised only by written notice from the Representative to the Company, given within a period of forty-five (45) calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by the Representative but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless the Representative and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

     3. Upon the authorization by the Representative of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

     4. Certificates in definitive form for the Shares to be purchased by each Underwriter hereunder, and in such denominations and registered in such names as the Representative may request upon at least 48 hours' prior notice to the Company and the Selling Stockholders, shall be delivered by wire transfer or by or on behalf of the Company and the Selling Stockholders to the Representative for the account of such Underwriter against payment by such Underwriter or on its behalf of the purchase price therefor by certified or official bank checks, payable separately to the order of the Company and each Selling Stockholder in same day funds, or by payment in such other manner as shall be agreed to in writing by the Company, the Selling Stockholders and the Representative, all at the offices of the Representative in New York, New York, or at such other place located in New York as the Representative, the Selling Stockholders and the Company may agree. The time and date of such delivery and payment shall be, with
respect to the Firm Shares, 9:00 a.m., New York time, on December   , 1996, or
at such other time and date as the Representative and the Company and the Selling Stockholders may agree upon in writing, and, with respect to the Optional Shares, 9:00 a.m., New York time, on the date specified by the Representative in the written notice given by the Representative of the Underwriters' election to purchase such Optional Shares, or at such other time and date as the Representative and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the "First Time of Delivery," such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the "Second Time of Delivery," and each such time and date for delivery is herein called a "Time of Delivery."

     5.  The Company agrees with each of the Underwriters and each Selling
Stockholder:

        (a) To prepare the Prospectus in a form approved by the Representative and, if required, to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or Prospectus which shall be disapproved by the Representative or any Selling Stockholder promptly after reasonable notice thereof; to advise the Representative and each Selling Stockholder, promptly after it receives notice thereof, of the time when the Registration Statement, or any amendment thereto, has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representative and each Selling Stockholder with copies thereof; to advise the Representative and each Selling Stockholder, promptly after it receives notice thereof, of the issuance by the

     Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

        (b) Promptly from time to time to take such action as the Representative may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Representative may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

        (c) To furnish the Underwriters and the Selling Stockholders with copies of the Prospectus in such quantities as the Representative or they may from time to time reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of the issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify the Representative and the Selling Stockholders and upon the Representative's request to prepare and furnish without charge to each Underwriter, to any dealer in securities and to the Selling Stockholders as many copies as the Representative or they may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon the Representative's request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as the Representative may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

        (d) To make generally available to its security holders as soon as practicable, but in any event not later than 18 months after the effective date of the Registration Statement (as defined in Rule 158(c)), an earnings statement of the Company and its Subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations thereunder (including at the option of the Company Rule 158);

        (e) (i) During the period beginning from the date hereof and continuing to and including the date one hundred eighty (180) days after the effective date of the Prospectus, not to offer, sell, contract to sell or otherwise dispose of Common Stock or other securities which are substantially similar to the Common Stock or which are exercisable, convertible or exchangeable into Common Stock or other securities which are substantially similar to the Common Stock, without the Representative's prior written consent (other than pursuant to stock option or purchase plans existing, or on the exercise, conversion or exchange of convertible, exercisable or exchangeable securities outstanding, on the date of this Agreement or as consideration to be used in connection with any acquisitions); and (ii) that it will use its best efforts to cause each holder of Common Stock who had registration rights as a result of the filing of the Registration Statement that waived such rights and entered into a lock-up agreement to comply therewith, will not grant any waivers or consents to non-compliance therewith and will otherwise enforce its rights under each such agreement, in each case unless and to the extent that it shall have obtained the Representative's prior written consent;

        (f) To furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and cash flow of the Company and its consolidated subsidiaries certified by independent public accountants) and such other reports and definitive proxy materials required to be furnished to its stockholders pursuant to the Exchange Act;

        (g) During a period of five years from the effective date of the Registration Statement, to furnish to the Representative copies of all reports or other communications (financial or other) furnished to shareholders, and deliver to the Representative (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as the Representative may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its Subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission); and

        (h) To have the Shares listed on the American Stock Exchange.

     6. The Company and each of the Selling Stockholders covenant and agree with one another and with the several Underwriters that, except as provided below, the Company will pay or cause to be paid all costs and expenses incident to the performance of the Company's and the Selling Stockholders' obligations hereunder including: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) the filing fees and the fees and disbursements of counsel for the Underwriters incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Shares; (v) the cost of preparing stock certificates; (vi) the cost and charges of any transfer agent or registrar; (vii) the fees and expenses of one counsel for the Selling Stockholders (determined in accordance with Section 4(b) of the Registration Rights Agreement dated as of March 15, 1996, between the Company and the Selling Stockholders); (viii) the $100,000 non-accountable expense allowance for due diligence and other out-of-pocket expenses payable to the Representative; (ix) all expenses incurred with regard to informational meetings; and (x) all expenses and taxes incident to the sale and delivery of the Shares to be sold by each Selling Stockholder to the Underwriters hereunder (other than legal fees and disbursements); provided, however, that, notwithstanding the foregoing, all underwriters' discounts and commissions in respect of the sale of the Shares by any Selling Stockholder shall be paid by such Selling Stockholder. In connection with clause (x) of the preceding sentence, the Company agrees to reimburse the Representative for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated. It is understood, however, that the Company shall bear, and the Selling Stockholders shall not be required to pay or reimburse the Company for, the cost of any other matters not directly relating to the sale and purchase of the Shares pursuant to this Agreement and that, except as provided in this Section, Section 8 and Section 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

     7. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and of the Selling Stockholders herein are, at and as of such Time of Delivery, true and correct in all material respects, the condition that the Company and the Selling Stockholders shall have performed in all material respects all of its and their obligations hereunder theretofore to be performed, and the following additional conditions:

        (a) The Prospectus, if required, shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representative's reasonable satisfaction;

        (b) Wolin, Fuller, Ridley & Miller LLP, counsel for the Underwriters, shall have furnished to the Representative such opinion or opinions, dated such Time of Delivery, with respect to the incorporation of the Company, this Agreement, the validity of the Shares being delivered at such Time of Delivery, the Registration Statement, the Prospectus, and other related matters as the Representative may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

        (c) Tammy L. Martin, Esq. shall have furnished to the Representative a written opinion, dated such Time of Delivery, in form and substance satisfactory to the Representative, to the effect that:

          (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Ohio, with full power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus;

          (ii) The Shares to be issued and delivered by the Company have been duly authorized and, when certificates therefor have been duly executed and the Shares delivered by the Company pursuant to this Agreement against payment therefor, will be validly issued, fully paid and non-assessable;

          (iii) The execution and delivery by the Company and the performance by the Company of its obligations under this Agreement and the consummation by the Company of the transactions contemplated herein (1) have been duly authorized by all necessary corporate action on the part of the Company,
        (2) do not and will not result in any violation of the Articles of Incorporation (or other applicable charter document) or the Bylaws of the Company, (3) except as would not have a Material Adverse Effect, do not and will not conflict with, or result in a breach or violation of any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or give rise to any right to accelerate the maturity or require the prepayment of any indebtedness or the purchase of any capital stock under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company under (A) any contract, indenture, mortgage, deed of trust, loan agreement, note, lease, partnership agreement or other agreement or instrument to which the Company is a party or by which it may be bound or to which any of its properties or assets may be subject, (B) any applicable law or statute or governmental rule or regulation (other than the Act or the securities or Blue Sky laws of the various states of the United States of America), or (C) any judgment, order or decree known to such counsel of any government, governmental instrumentality, agency, body or court, domestic or foreign, having jurisdiction over the Company or any of its properties or assets;

          (iv) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus, and the Shares being delivered at such Time of Delivery conform in all material respects to the description of the Common Stock contained in the Prospectus under the caption "Description of the Capital Stock," and all the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable;

          (v) The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification other than where the failure to be so qualified or in good standing would not have a Material Adverse Effect;

          (vi) All of the issued shares of capital stock of each Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, and to such counsel's knowledge such shares (except for directors' qualifying shares and except as otherwise set forth in the Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or adverse claims, except for such liens, encumbrances, equities or adverse claims created pursuant to the Credit Agreement and related loan documents;

          (vii) To the best of such counsel's knowledge (after inquiry of the Chief Executive Officer and Chief Financial Officer of the Company and of counsel retained by the Company) and other than as set forth in the Registration Statement or Prospectus, there are no legal or governmental proceedings pending or threatened, including, but not limited to, any litigation, inquiry or investigation to which the Company, any Subsidiary, Cherokee or Texas Coinphone is a party or of which any property, certification, consent, approval, license, Permit or Authority of the Company, any Subsidiary, Cherokee or Texas Coinphone is the subject which are required to be described in the Registration Statement or Prospectus, or which, if determined adversely to the Company, any Subsidiary, Cherokee or Texas Coinphone, would individually or in the aggregate have a Material Adverse Effect; and such counsel does not know of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described or referred to in the Registration Statement or the Prospectus which are not filed, referred to or described as required.

          (viii) This Agreement has been duly authorized, executed and delivered by the Company.

          (ix) To such counsel's knowledge after due inquiry, the Company has obtained all consents, approvals, orders, certificates, licenses, permits, franchises and other authorizations of and from, and have made all declarations and filings with, all governmental and regulatory authorities (including, without limitation, any State Regulatory Agencies) in the State of Ohio, all self-regulatory organizations, and all courts and other tribunals necessary to own, lease, license, use and operate its properties and assets and to conduct its businesses in the manner described in the Registration Statement and Prospectus, except, in each case, as otherwise disclosed in the Prospectus or where the failure to obtain consents, approvals, orders, certificates, licenses, permits, franchises and other authorizations or to make declarations and filings would not, individually or in the aggregate, have a Material Adverse Effect; the execution and delivery by the Company of, and the performance by the Company of, its obligations under this Agreement and the Acquisition Agreements and the consummation by the Company of the transactions herein and therein contemplated will not violate any such approval, certification, license or permit, except, in all cases, as should not have a Material Adverse Effect; and

          (x) No authorization, approval, consent, order, registration, qualification or license of, or filing with, any government, governmental instrumentality, agency, body or court is required under the laws of the State of Ohio in connection with the authorization, issuance and sale and delivery of the Shares by the Company.

        (d) Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company, shall have furnished to the Representative their written opinion, dated such Time of Delivery, in form and substance satisfactory to the Representative, to the effect that:

          (i) To the best of such counsel's knowledge (which knowledge may be based solely on such counsel's discussions with officers of the Company, the Subsidiaries, and Cherokee responsible for the matters discussed below and such counsel's review of documents furnished to them by the Company without any search of the public docket records of any court, governmental agency or body or administrative agency) and other than as set forth in the Registration Statement or Prospectus, there are no legal, regulatory or governmental proceedings pending or threatened to which the Company, any Subsidiary or Cherokee is or may be a party or to which any property of the Company or any Subsidiary or Cherokee is or may be the subject which are required to be described in the Registration Statement or Prospectus, or which, if determined adversely to the Company or any Subsidiary, could individually or in the aggregate be reasonably expected to have a Material Adverse Effect; and such counsel does not know of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described or referred to in the Registration Statement or the Prospectus which are not filed, referred to or described as required;

          (ii) The issue and sale to the Representative of the Shares being delivered at such Time of Delivery by the Company in accordance with and upon the terms and conditions set forth herein and the compliance by the Company with all of the provisions of this Agreement, and the consummation of the transactions herein contemplated, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any document listed as an exhibit to the Registration Statement, nor will such action result in any violation of the provisions of the Articles of Incorporation or By-laws;

          (iii) To such counsel's knowledge after due inquiry, the Company and each Subsidiary Coinphone have obtained all consents, approvals, orders, certificates, licenses, permits, franchises and other authorizations of and from, and have made all declarations and filings with, the FCC and the State Regulatory Agencies necessary to own, lease, license, use and operate their respective properties and assets and to conduct their respective businesses in the manner described in the Registration Statement and Prospectus, except where the failure to obtain consents, approvals, orders, certificates, licenses, permits, franchises and other authorizations or to make declarations and filings would not, individually or in the aggregate, have a Material Adverse Effect;

          (iv) No consent, approval, authorization, order, registration, qualification or license of or filing with any government or governmental instrumentality, agency, body, or court is required under the laws of the State of New York or the laws of the United States of America for the issue and sale of the Shares by the Company or the performance by the Company of all of its obligations under this Agreement or the consummation by the Company of the transactions contemplated by this Agreement, except such as have been obtained. Such counsel need not express any opinion in this paragraph (iv), however, as to (1) the securities laws of any jurisdiction, the rules and regulations of the National Association of Securities Dealers, Inc., and
        (2) laws other than those that, in such counsel's experience, are normally applicable to transactions of the type provided for by this Agreement.

          (v) The Registration Statement has been declared effective under the Act, and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued. The Registration Statement and the Prospectus as of its date and any further amendments and supplements thereto made by the Company prior to such Time of Delivery as of their respective dates (other than the financial statements and other financial or statistical information included therein or omitted therefrom, as to which such counsel need express no opinion) appeared on their face to be appropriately responsive in all material respects with the requirements of the Act and the rules and regulations thereunder, except that such counsel is not required to assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus (other than to the extent specified in Section 7(d)( ) hereof); the Company satisfies all of the requirements to file a Registration Statement on Form SB-2;

          (vi) The Company is not and, after giving effect to the offering and sale of the Shares by the Company and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

          (vii) The Company is not a "public utility" or a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended;

          (viii) Section 310 of the Communications Act does not apply to the Company or the Subsidiaries; and

          (ix) The statements in the Registration Statement and Prospectus under the headings "Prospectus Summary -- Recent Developments -- Recent Regulatory Developments," "Risk Factors -- Government Regulation," the third and fifth paragraphs of "Business -- Industry Overview," and "Business -- Government Regulations," insofar as such statements constitute a summary of statutes, regulations, rules, legal matters, documents or proceedings referred to therein, fairly present the information required to be set forth therein with respect to such statutes, regulations, rules, legal matters, documents or proceedings.

        At the time the foregoing opinion is delivered, Skadden, Arps, Slate, Meagher & Flom LLP shall additionally state that it has participated in conferences with officers and other representatives of the Company, representatives of the independent auditors of the Company, representatives of the independent auditors for each of the Company, the Acquired Companies and Cherokee and representatives of the Underwriters, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed, and although such counsel has not independently verified and is not passing upon and assumes no responsibility for the accuracy, completeness or fairness of the statements contained in the Prospectus and Registration Statement (except to the extent specified in Section 7(d)(iii), no facts have come to such counsel's attention which lead such counsel to believe that the Registration Statement, as of its effective date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary or make the statements therein not misleading, or that the Prospectus as of its date and as of such Time of Delivery, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading (it being understood that such firm need not express an opinion with respect to the financial statements and the other financial and statistical data included in or omitted from the Registration Statement and the Prospectus or the exhibits to the Registration Statement).

        In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction other than the laws of the State of New York and the federal laws of the United States.

        (e) The Underwriters shall have also received on the Closing Date signed opinions, in form and substance satisfactory to counsel to the Underwriters, dated the Closing Date and addressed to the Underwriters, from local counsel in each of Florida, Missouri, California and Texas with respect to the operations of the Company and the Subsidiaries in such state.

        (f) King & Spalding and Lowenstein, Sandler, Kohl, Fisher & Boylan, counsel for ING and Cerberus, respectively, shall have furnished to the Representative their written opinions, dated the First Time of Delivery, in form and substance satisfactory to the Representative, to the effect that:

          (i) This Agreement has been duly authorized, executed and delivered by or on behalf of each such Selling Stockholder; and the sale of the Shares to be sold by each such Selling Stockholder hereunder and the compliance by each such Selling Stockholder with all of the provisions of this Agreement and the consummation of the transactions herein and therein contemplated will not (a) conflict with the federal laws of the United States by which such Selling Stockholder is bound, or (b) result in a material breach or violation of any order, rule or regulation known to such counsel of any court or governmental agency or body which, to such counsel's knowledge, has jurisdiction over such Selling Stockholder or the Common Stock of such Selling Stockholder;

          (ii) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated by this Agreement in connection with the Shares to be sold by such Selling Stockholder hereunder, except such as have been obtained under the Act and such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of such Shares by the Underwriters; and

          (iii) The Underwriters shall acquire the Shares, free of all adverse claims, assuming they purchased such Shares in good faith and without notice of any such adverse claim, within the meaning of the Uniform Commercial Code.

        In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction other than the laws of the State of New York (excluding conflict of law rules) and the federal laws of the United States. Such counsel may rely as to factual matters (1) upon certificates of the Selling Stockholders and (2) the representations of the Selling Stockholders contained in this Agreement.

        (g) At 9:00 a.m., New York time, on the effective date of the Registration Statement and the effective date of the most recently filed post-effective amendment to the Registration Statement and also at each Time of Delivery, Price Waterhouse LLP and all accountants named in Section 1(xiii) shall have furnished to the Representative a letter or letters, dated the respective date of delivery thereof, in form and substance satisfactory to the Representative;

        (h) (i) Neither the Company nor any Subsidiary shall have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the capital stock (other than issuances of stock upon the exercise of stock options or warrants which were outstanding on the date of the latest balance sheet included in the Prospectus), short-term or long-term debt of the Company or any Subsidiary or any material adverse change, or any development reasonably likely to become a material adverse change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company and its Subsidiaries taken as a whole otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the Representative's judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

        (i) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the American Stock Exchange;
     (ii) a general moratorium on commercial banking activities in New York declared by either federal or New York authorities; or (iii) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this clause (iii) in the Representative's judgment makes it impracticable or inadvisable to proceed with the public offering or delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated by the Prospectus;

        (j) The Shares to be sold by the Company and the Selling Stockholders at such Time of Delivery shall have been listed, subject to notice of issuance, on the American Stock Exchange;

        (k) The Company and the Selling Stockholders shall have furnished or caused to be furnished to the Representative at such Time of Delivery certificates of officers of the Company and of the Selling Stockholders, respectively, satisfactory to the Representative as to the accuracy of the representations and warranties of the Company and the Selling Stockholders, respectively, herein at and as of such Time of Delivery, as to the performance by the Company and the Selling Stockholders of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, and as to such other matters as the Representative may reasonably request and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in this Section and as to such other matters as the Representative may reasonably request; and, with respect to the Company, to the effect that, since the respective dates as of which information is given in the Prospectus, there has not occurred any Material Adverse Change, otherwise than as set forth in the Prospectus, and that such officer(s) is knowledgeable with respect to regulatory compliance matters affecting the operations of the Company, and the approvals, certificates, licenses and permits obtained by the Company and listed on a schedule attached to such certificate constitute all such approvals, certificates, licenses and permits required by the FCC or State Regulatory Agencies, except such as the failure to obtain would not, individually or in the aggregate, have a Material Adverse Effect;

        (l) On or prior to the First Time of Delivery, each of the Selling Stockholders shall have entered into a Lock-up Agreement with the Representative of the Underwriters containing the terms and provisions set forth in Section 1(c); and

        (m) On or prior to the First Time of Delivery, each executive officer and director of the Company listed under the caption "Management" in the Prospectus shall have entered into a lock-up agreement with the Representative that, during the period beginning from the date hereof and continuing to and including the date one hundred eighty (180) days after the date of the Prospectus, he or she will not offer, sell, contract to sell or otherwise dispose of any Common Stock or securities exercisable, convertible or exchangeable into Common Stock other than pursuant to bona fide gifts to persons who agree in writing with the Representative to be bound by the terms of such agreement.

     8. (a) The Company will indemnify and hold harmless each Underwriter and each Selling Stockholder against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus (subject to Section 8(d) hereof), the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter and each Selling Stockholder for any legal or other expenses reasonably incurred by such Underwriter or Selling Stockholder, as the case may be, in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by (i) any Underwriter through the Representative or (ii) either Selling Stockholder, in each case, expressly for use therein.

     (b) Each of the Selling Stockholders, severally and not jointly, will indemnify and hold harmless the Company and each Underwriter against any losses, claims, damages or liabilities, joint or several, to which the Company and such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each Underwriter for any legal or other expenses reasonably incurred by the Company and such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that (i) the Selling Stockholders shall only be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished by the Selling Stockholder to the Company or any Underwriter expressly for use therein and (ii) in no event shall the liability of any Selling Stockholder under this subsection (b) exceed the total net proceeds from the sale of Shares by such Selling Stockholder hereunder.

     (c) Each Underwriter will indemnify and hold harmless the Company and each Selling Stockholder against any losses, claims, damages or liabilities to which the Company or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative expressly for use therein; and will reimburse the Company and each Selling Stockholder for any legal or other expenses reasonably incurred by the Company or such Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred. For purposes of this Section 8, and Sections 1(a)(ii) and 1(a)(v) hereof, the only written information furnished by the Underwriters to the Company expressly for use in the Prospectus and the Registration Statement is the information in (i) the last paragraph on the cover page of the Prospectus, (ii) the paragraph regarding stabilization in the first paragraph on the inside cover page of the Prospectus, and (iii) in the section entitled "Underwriting" in the Prospectus, the paragraph preceding the table and the first and sixth paragraphs following the table.

     (d) With respect to any untrue statement or omission of a material fact or alleged untrue statement or omission of a material fact made in any Preliminary Prospectus, the indemnity contained in this Section 8 shall not inure to the benefit of the indemnified party, if such untrue statement or omission of a material fact or alleged untrue statement or omission of a material fact in the Preliminary Prospectus was corrected in the Prospectus.

     (e) Promptly after receipt by an indemnified party under subsection (a),
(b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.

     (f) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (e) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares purchased under this Agreement (before deducting expenses) received by the Company and the Selling Stockholders, respectively, bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Shares purchased under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, each of the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (f) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purposes) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (f). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (f) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (f), (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) no Selling Stockholder shall be required to contribute any amount in excess of the net proceeds received by such Selling Stockholder from the sale of Shares by such Selling Stockholder hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (f) to contribute are several in proportion to their respective underwriting obligations and not joint. The Selling Stockholders' obligations in this subsection (f) to contribute are several in proportion to the Shares sold by each and not joint.

     (g) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Act.

     9. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at the Time of Delivery, the Representative may in its discretion arrange for the Representative or another party or other parties to purchase such Shares on the terms contained herein. If, within 36 hours after such default by any Underwriter, the Representative does not arrange for the purchase of such Shares, then the Company and the Selling Stockholders shall be entitled to a further period of 36 hours within which to procure another party or other parties satisfactory to the Representative to purchase such Shares on such terms. In the event that, within the respective prescribed periods, the Representative notifies the Company and the Selling Stockholders that the Representative has so arranged for the purchase of such Shares, or the Company and the Selling Stockholders notify the Representative that they have so arranged for the purchase of such Shares, the Representative or the Company and the Selling Stockholders shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in the Representative's opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

     (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representative and the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company and the Selling Stockholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

     (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representative and the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Company and the Selling Stockholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any nondefaulting Underwriter or the Company or the Selling Stockholders, except for the expenses to be borne by the Company and the Selling Stockholders and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

     10. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any of the Selling Stockholders or any officer or director or controlling person of the Company, or controlling person of any Selling Stockholder, and shall survive delivery of and payment for the Shares.

     11. If this Agreement shall be terminated pursuant to Section 9 hereof, neither the Company nor the Selling Stockholders shall be under any liability to any Underwriter except as provided in Section 6 and Section 8 hereof; but, if for any other reason any Shares are not delivered by on behalf of the Company and the Selling Stockholders as provided herein, the Company will reimburse the Underwriters through the Representative for all out-of-pocket expenses approved in writing by the Representative, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Selling Stockholders shall then be under no further liability to any Underwriter in respect of the Shares not so delivered except as provided in Section 6 and
Section 8 hereof. Notwithstanding any other provision of this Agreement, if this Agreement is terminated for any reason, the Company shall have no obligation to pay a non-accountable expense allowance to the Representative.

     12. In all dealings hereunder, the Representative shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representative.

     All statements, requests, notices, and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the Representative in care of Southcoast Capital Corporation at 277 Park Avenue, New York, New York 10172, Attention: Corporate Syndicate Department; if to any Selling Stockholder shall be delivered or sent by mail, telex or facsimile transmission to counsel for such Selling Stockholder at its address set forth in Schedule II hereto; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 8(e) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company or the Selling Stockholders by the Representative on request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

     13. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Stockholders and, to the extent provided in Section 8 and Section 10 hereof, the officers and directors of the Company and each person who controls the Company, any Selling Stockholder (or the officers, directors and partners thereof) or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

     14. Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, DC is open for business.

     15. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PROVISIONS THEREOF.

     16. The Company and the Underwriter agree that it is the intent of the parties to this Agreement that the Underwriter be entitled to rely on the representations and warranties of the Company contained in the Underwriting Agreement relating to the Company Debt Offering and the representations and warranties of Cherokee as set forth in the Cherokee Agreement, on the same terms and conditions as the Company.

     17. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

     If the foregoing is in accordance with the Representative's understanding, please sign and return to us seven counterparts hereof, and upon the acceptance hereof by the Representative, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and each of the Selling Stockholders. It is understood that the Representative's acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Stockholders for examination, upon request, but without warranty on the Representative's part as to the authority of the signers thereof.

                                      Very truly yours,

                                      PhoneTel Technologies, Inc.

                                      By:

                                        ----------------------------------------
                                        Name: Peter G. Graf
                                        Title: Chief Executive Officer

                                      SELLING STOCKHOLDERS:

                                      ING (U.S.) Investment Corporation

                                      By:

                                        ----------------------------------------
                                        Name:
                                        Title:

                                      Cerberus Partners, L.P.

                                      By:

                                        ----------------------------------------
                                        Name:
                                        Title:

Accepted as of the date hereof:

SOUTHCOAST CAPITAL CORPORATION

By:

    ------------------------------------------------------------
    On behalf of each of the Underwriters

                                   SCHEDULE I

                                                                                                    NUMBER OF
                                                                                                     OPTIONAL
                                                                                     TOTAL         SHARES TO BE
                                                                                   NUMBER OF       PURCHASED IF
                                                                                      FIRM           MAXIMUM
                                                                                  SHARES TO BE        OPTION
                                  UNDERWRITER                                      PURCHASED        EXERCISED
--------------------------------------------------------------------------------  ------------     ------------
Southcoast Capital Corporation..................................................      000,000         000,000

 ................................................................................
                                                                                    ---------         -------
          Total.................................................................    6,750,000         937,500
                                                                                    =========         =======

                                  SCHEDULE II

                                                                                                    NUMBER OF
                                                                                                     OPTIONAL
                                                                                     TOTAL         SHARES TO BE
                                                                                   NUMBER OF         SOLD IF
                                                                                      FIRM           MAXIMUM
                                                                                  SHARES TO BE        OPTION
                                  UNDERWRITER                                         SOLD          EXERCISED
--------------------------------------------------------------------------------  ------------     ------------
The Company
The Selling Stockholders:.......................................................    6,250,000         937,500
  ING (U.S.) Investment Corporation(1)..........................................         ,000              --
  Cerberus Partners, L.P.(2)....................................................         ,000              --

                                                                                    ---------         -------
          Total:................................................................    6,750,000         937,500
                                                                                    =========         =======

---------------

(1) 135 East 57th Street, New York, New York 10022

(2) 950 Third Avenue, 20th Floor, New York, New York 10022

                                  SCHEDULE III

                          SUBSIDIARIES OF THE COMPANY

                                                                                             JURISDICTION OF
                                           NAME                                               INCORPORATION
-------------------------------------------------------------------------------------------  ----------------
Northern Florida Telephone Corporation.....................................................      Florida
Paramount Communications Systems, Inc......................................................      Florida
Payphones of America, Inc..................................................................        Ohio
Public Telephone Corporation...............................................................      Indiana
World Communications, Inc..................................................................      Missouri
PhoneTel CCI, Inc..........................................................................       Texas